UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 11, 2012

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, two directors of Jazz Pharmaceuticals, Inc. (the “Company”), Samuel D. Colella and Michael W. Michelson, previously notified the Chairman of the Company’s board of directors of his respective intent not to seek an appointment to serve as a director of Jazz Pharmaceuticals plc if and when the merger (the “Merger”) contemplated by the Agreement and Plan of Merger and Reorganization by and among Azur Pharma Limited (subsequently re-registered as Azur Pharma Public Limited Company) (“Azur Pharma”), Jaguar Merger Sub Inc., the Company and Seamus Mulligan, solely in his capacity as the representative for the Azur Pharma security holders is completed. Since the Merger is targeted to be completed during the week of January 16, 2012, on January 11, 2012, each of Messrs. Colella and Michelson tendered his resignation to the Chairman of the Company’s board of directors, effective immediately. Each of them indicated that his decision to resign was not a result of any disagreement with the Company’s management or board of directors.

Item 8.01. Other Events.

As previously disclosed, in connection with the Merger, Section 4985 of the Internal Revenue Code of 1986, as amended, imposes an excise tax on nonstatutory stock options (the “NSOs”) held at any time during the six months before and six months after the closing of the Merger by individuals who were and/or are non-employee directors and executive officers of the Company during the same period. The excise tax applies even if the NSOs are unvested.

On October 24, 2011 and conditioned on stockholder approval of the Merger, the Company’s board of directors approved the full vesting of all unvested NSOs held by officers and non-employee directors who are subject to the excise tax so that such individuals would have the opportunity to exercise such options before the completion of the Merger. Such vesting acceleration became effective on December 13, 2011, the first trading day after the Company filed a Current Report on Form 8-K with respect to its stockholders’ approval of the Merger at the special meeting of the stockholders held on December 12, 2011.

On January 11, 2012, the affected officers and the non-employee directors exercised all of their then outstanding NSOs by a cashless exercise in which the Company withheld shares to cover the exercise price of the NSOs and, for the executives, any applicable withholding tax obligations.

No shares were sold into the market in connection with these net exercises. As a result of these exercises, each of the non-employee directors and officers significantly increased his/her holdings in the Company’s common stock. The exercise of the NSOs will be reported on a Form 4 for each of the non-employee directors and reporting officers to be filed on January 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Carol A. Gamble
Senior Vice President and General Counsel

Date: January 13, 2012